Exhibit 10.17

Strictly Private & Confidential
October 9, 2013
James D. Davidson
3501 Lago De Talavera
Wellington, Fl 33467

Re:           California Gold Corp. – James D. Davidson
Settlement and Release Agreement

Dear James:

This letter is to acknowledge that (i) California Gold Corp. (the “Company”) has agreed to issue to James D. Davidson  (“Davidson”) 3,600,000 restricted shares of its common stock, $0.001 par value per share, as settlement in full (the “Settlement Shares”) of all obligations and fees owed Davidson by the Company, totaling $36,000, with respect to the consulting agreements between Davidson and the Company  dated January 28, 2012 and January 28, 2013 (the “Consulting Agreements”); (ii) upon receipt of the Settlement Shares by Davidson, the Company shall be deemed by Davidson to have paid and fully satisfied all debts and obligations to Davidson with respect to the Consulting Agreements; (iii) Davidson agrees, upon receipt of the Settlement Shares, to completely release and forever discharge the Company (together with the Company’s present, future and former officers, directors, shareholders, partners, principals,  members, employees, agents, servants, attorneys, parents, subsidiaries, affiliates or other representatives, heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”)), of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which Davidson now has, or which may hereafter accrue or otherwise be acquired by Davidson, on account of, or in any way growing out or relating to the Consulting Agreements; and (iv) Davidson agrees, contingent upon receipt of the Settlement Shares, not to initiate or voluntarily participate in any legal action, charge or complaint against any of the Released Parties with respect to the Consulting Agreements or any other matter.

Additionally, Davidson hereby covenants and agrees, except as provided herein, not to (a) offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge or otherwise dispose of or (b) transfer title to (a “Prohibited Sale”) any of the Settlement Shares or any other Company shares owned by Davidson (together, the “Shares”) during the period commencing on the execution date of this letter agreement and ending on the 6-month anniversary of the execution date (the “Lockup Period”), without the prior written consent of the Company.  Notwithstanding the foregoing, Davidson shall be permitted from time to time during the Lockup Period, without the prior written consent of the Company, as applicable, (i) to engage in transactions in connection with the undersigned’s participation in the Company’s stock option plan, (ii) to transfer all or any part of the Shares to any family member, for estate planning purposes, or to an affiliate thereof (as such term is defined in Rule 405 under the Securities Exchange Act of 1934, as amended), provided that such transferee agrees in writing with the Company to be bound hereby, or (iii) to participate in any transaction in which holders of the common stock of the Company participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving the Company, a disposition of the common stock in connection with the exercise of any rights, warrants or other securities distributed to the Company’s stockholders, or a tender or exchange offer for the common stock, and no transaction contemplated by the foregoing clauses (i), (ii) or (iii) shall be deemed a Prohibited Sale for purposes of this  Agreement.

4515 Ocean View Blvd  Suite 305  La Canada, CA 91011
Phone:  818-542-6891   Fax: 818-249-7024

We thank you for your consideration.

Very truly yours,

California Gold Corp.

/s/ James D. Davidson
Name: James D. Davidson
Title: President

ACCEPTED AND AGREED to on this 9th day of October, 2013

/s/ James D. Davidson
James D. Davidson

4515 Ocean View Blvd  Suite 305   Phone:  818-542-6891  Fax: 818-249-7024